EXHIBIT 4.4

                              AMENDMENT NUMBER ONE

                          DATED AS OF NOVEMBER 1, 2001


                                       TO


                               AGREEMENT OF MERGER

                           DATED AS OF AUGUST 20, 2001




                                  BY AND AMONG




                     EXFO ELECTRO-OPTICAL ENGINEERING INC.,

                               3905268 CANADA INC.

                          AVANTAS NETWORKS CORPORATION

                                       AND

                  SHAREHOLDERS OF AVANTAS NETWORKS CORPORATION

                             AMENDMENT NUMBER ONE TO

                               AGREEMENT OF MERGER

         This AMENDMENT NUMBER ONE (this "AMENDMENT") dated as of November 1, 2001 amends that certain AGREEMENT OF MERGER (the "AGREEMENT") dated as of August 20, 2001 among EXFO Electro-Optical Engineering Inc., incorporated pursuant to the CANADA BUSINESS CORPORATIONS ACT (the "BUYER"), EXFO Electro-Optical Engineering Inc., for a corporation to be incorporated (the "BUYER SUB"), AVANTAS NETWORKS CORPORATION, a corporation incorporated pursuant to the CANADA BUSINESS CORPORATIONS ACT (the "COMPANY") and all of the Shareholders of the Company (the "SHAREHOLDERS"). Defined terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

         WHEREAS the parties wish to amend the Agrement in order to ensure the proper tax treatment of the Prior Investments and to reflect certain amendments made to the articles of the Company after the signature of the Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in the Agreement and in this Amendment, the parties hereto hereby agree as follows:

1. The fourth paragraph under the title "RECITALS" of the Agreement is hereby amended by deleting it in its entirety and shall be replaced with the following so as to read as follows:

                  "WHEREAS, prior to the Effective Time, Buyer Sub will have acquired some of the shares held by JDS Uniphase Inc. in the share capital of the Company for a total amount of $31,054,980.54 (the "PRIOR INVESTMENTS")."

2. The last paragraph of Section 1.5 of the Agreement is hereby amended by deleting the reference to "$36 million" and replacing same with the symbol and number "$34,054,980.54".

3. The fifth paragraph under the title "RECITALS" of the Agreement is hereby amended by adding the words "and Series C Preferred Shares" immediately after the words "Series B2 Non-Voting Preferred Shares".

4. The identification of the parties to the Agreement is amended as follows:

                  The reference to "a corporation to be incorporated under the laws of Canada" is replaced by "3905268 Canada Inc.".

5. Section 1.5(i) of the Agreement is amended by deleting it in its entirety and shall be replaced by the following so as to read as follows:

                  "1.5     PRIOR INVESTMENTS

                           (i) Prior to the Effective Time, the Company shall acquire for a consideration payable in cash only, certain of the "in the money" options from their respective holders as set forth in Exhibit L which have exercised the election, representing the difference between the exercise price of such options and $2.79 and the Company will permit the cashless exercise of certain of the "in the money" options from the respective holders as set forth in Exhibit L. In order to give effect to the foregoing, the stock option plan of the Company shall be amended in order to permit the option holders to elect to receive the cash consideration and the Company Shares, as set forth in Exhibit L and such option-holders shall agree to so elect the cash consideration or to effect the cashless options in conformity with Exhibit L."

6. Exhibit A of the Agreement is deleted in its entirety and replaced by Exhibit A attached hereto.

7. Exhibit C of the Agreement is deleted in its entirety and replaced by Exhibit C attached hereto.

8. Exhibit L of the Agreement is deleted in its entirety and replaced by Exhibit L attached hereto.

9. 3905268 Canada Inc. agrees to be bound by each representation, warranty and covenant made by Buyer Sub in the Agreement as if it had been an original signatory to the Agreement.

10. This Amendment and the Agreement shall be considered one and the same agreement.

11. The parties to this Amendment agree to take all actions, including the execution of additional documents, as may be reasonably requested by the other parties hereto to effect the intent or purposes of this Amendment.

12. This Amendment shall be governed in all respects by the provisions of the Agreement, which shall remain in full force and effect, as modified by this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.


                                   EXFO ELECTRO-OPTICAL ENGINEERING INC.

                                By:     /s/ Germain Lamonde
                                        ---------------------------------------
                                Name:   Germain Lamonde
                                        ---------------------------------------
                                Title:  President
                                        ---------------------------------------


                                   AVANTAS NETWORKS CORPORATION

                                By:     /s/ Sami Yazdi
                                        ---------------------------------------
                                Name:   Sami Yazdi
                                        ---------------------------------------
                                Title:  President and Chief Executive Officer
                                        ---------------------------------------


                                   3905268 CANADA INC.

                                By:     /s/ Germain Lamonde
                                        ---------------------------------------
                                Name:   Germain Lamonde
                                        ---------------------------------------
                                Title:  President
                                        ---------------------------------------

                                        /s/ Sami Yazdi
                                        ---------------------------------------
                                        SAMI YAZDI, on his behalf and on behalf
                                        of all of the Shareholders listed in
                                        Schedule A hereto


                                   JDS UNIPHASE INC.

                                By:     /s/ Ken Scott
                                        ---------------------------------------
                                Name:   Ken Scott
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------


                                   BUSINESS DEVELOPMENT BANK OF CANADA

                                By:     /s/ G.R. Cornwall
                                        ---------------------------------------
                                Name:   G.R. Cornwall
                                        ---------------------------------------
                                Title:  Managing Director
                                        ---------------------------------------

                                   SOCIETE INNOVATECH DU GRAND MONTREAL

                                By:     /s/ Hubert Manseau
                                        ---------------------------------------
                                Name:   Hubert Manseau
                                        ---------------------------------------
                                Title:  President
                                        ---------------------------------------


                                   VENTURES WEST VI LIMITED PARTNERSHIP

                                   By:  Ventures West Management VI Ltd.,
                                        its general partner

                                By:     /s/ David Berkowitz
                                        ---------------------------------------
                                Name:   David Berkowitz
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------

                                By:     /s/ Howard Riback
                                        ---------------------------------------
                                Name:   Howard Riback
                                        ---------------------------------------
                                Title:  Authorized Signatory
                                        ---------------------------------------


                                   VENTURES WEST 7 LIMITED PARTNERSHIP

                                   By:  Ventures West 7 Management Ltd.,
                                        its general partner

                                By:     /s/ David Berkowitz
                                        ---------------------------------------
                                Name:   David Berkowitz
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------

                                By:     /s/ Howard Riback
                                        ---------------------------------------
                                Name:   Howard Riback
                                        ---------------------------------------
                                Title:  Authorized Signatory
                                        ---------------------------------------


                                   VENTURES WEST 7 U.S. LIMITED PARTNERSHIP

                                   By:  Ventures West 7 Management
                                        (International), Inc.,
                                        its manager

                                By:     /s/ David Berkowitz
                                        ---------------------------------------
                                Name:   David Berkowitz
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------

                                By:     /s/ Howard Riback
                                        ---------------------------------------
                                Name:   Howard Riback
                                        ---------------------------------------
                                Title:  Authorized Signatory
                                        ---------------------------------------


                                   BANK OF MONTREAL CAPITAL CORPORATION

                                   By:  Ventures West Management TIP, Inc.,
                                        its manager

                                By:     /s/ David Berkowitz
                                        ---------------------------------------
                                Name:   David Berkowitz
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------

                                By:     /s/ Howard Riback
                                        ---------------------------------------
                                Name:   Howard Riback
                                        ---------------------------------------
                                Title:  Authorized Signatory
                                        ---------------------------------------


                                   SKYPOINT CAPITAL CORPORATION

                                By:     /s/ Andrew Kate
                                        ---------------------------------------
                                Name:   Andrew Kate
                                        ---------------------------------------
                                Title:  President
                                        ---------------------------------------

SCHEDULE A
----------


--------------------------------------------------
                   SHAREHOLDER
                   -----------
--------------------------------------------------
Forte, Giovanni
--------------------------------------------------
Ostiguy, Patrick
--------------------------------------------------
Bonenfant, Stephane
--------------------------------------------------
Richer, Claude
--------------------------------------------------
Digiambattista, Nando
--------------------------------------------------
Prestipino, Sergio
--------------------------------------------------
Ditirro, Giovanna
--------------------------------------------------
Ouellet, Jocelyn
--------------------------------------------------
Yazdi, Sami
--------------------------------------------------
Yazdi Family Trust
--------------------------------------------------
Yazdi Mother and Sister Trust
--------------------------------------------------
Weiser, Reginald
--------------------------------------------------
Positron Investment Corporation
--------------------------------------------------
Angel Capital Group Limited Partnership I
--------------------------------------------------
Caves, Terry
--------------------------------------------------
McKelvie, Cyril
--------------------------------------------------
Patsy Shea RRSP
--------------------------------------------------
Marshall, Scott
--------------------------------------------------
Gencon Capital Resources Inc.
--------------------------------------------------
Boyd, Matthew
--------------------------------------------------
Carter, Donald
--------------------------------------------------
Hachey, Daniel
--------------------------------------------------
Armiento, James
--------------------------------------------------
Campbell, Brian
--------------------------------------------------
Rockford, Pat
--------------------------------------------------
Robert D. Chapman RRSP
--------------------------------------------------
Chopra, Bhajanpal
--------------------------------------------------
Beriault, Sylvain
--------------------------------------------------
Zappitelli, Stella
--------------------------------------------------
Fleurent, Jessy
--------------------------------------------------
Barry, Patricia
--------------------------------------------------
Bolduc, Marc
--------------------------------------------------
Billard, Jean-Guy
--------------------------------------------------
Bitar, Roland
--------------------------------------------------
Ditirro, Frank
--------------------------------------------------